UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2009

ECOTALITY, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona		85251
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 219-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As disclosed in previous filings, on December 6, 2007 the Company acquired through eTec the Minit-Charger business of Edison Enterprises.  The fair market value of the transaction was $3,000,000. The company paid $1,000,000 in cash and issued 2,000,000 shares of the company’s common stock for the acquisition.  The company guaranteed to the sellers that the shares would be worth $1 each ($2,000,000) by the tenth day following the first anniversary date of the transaction. If the shares were not worth $2,000,000, the company would be required to either issue additional shares such that the total shares are worth $2,000,000 at that time or pay cash to the seller so that the aggregate value of the 2,000,000 shares plus the cash given would equal $2,000,000.

On February 2, 2009, the Company issued 31,333,333 shares to Edison Source Company in full satisfaction of our purchase obligations to Edison with respect to the Mini-Charger acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	February 3, 2009
Jonathan R. Read

/s/ Harold Sciotto	Secretary	February 3, 2009
Harold Sciotto

/s/ Barry S. Baer	Chief Financial Officer	February 3, 2009
Barry S. Baer